FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                October 24, 1996




                                   FOHP, Inc.
             (Exact name of registrant as specified in its charter)

    New Jersey                       0-25944                      22-3314813
  (State or other                  (Commission                  (IRS Employer
   jurisdiction                    File Number)                 Identification
  of incorporation)                                                 Number)


                                 2 Bridge Avenue
                                   Building 6
                         Red Bank, New Jersey 07701-1106
          (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code: (908)842-5000


         (Former name or former address, if changed since last report.)





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Item 5. Other Events.

         Securities Purchase Agreement among FOHP, Inc., First Option Health Plan of New Jersey, Inc. and Health Systems International, Inc. - On October 24, 1996, FOHP, Inc. ("FOHP"), a New Jersey corporation, and First Option Health Plan of New Jersey, Inc. ("FOHP-NJ"), a New Jersey corporation and wholly-owned subsidiary of FOHP, entered into a Securities Purchase Agreement (the "Agreement") with Health Systems International, Inc. ("HSI"), a Delaware corporation. HSI is one of the largest managed health care companies in the United States, with more than 1.9 million health maintenance organization ("HMO") and administrative services only members. HSI provides a comprehensive range of health care services through HMOs located in the following four regions: California, the Northeast (Connecticut, Pennsylvania and New Jersey), the Northwest (Washington, Oregon and Idaho) and the Southwest (Colorado and New Mexico). HSI also operates a preferred provider organization network, which provides access to health care services to over 4.6 million persons in 38 states, and owns two health and life insurance companies licensed to sell insurance in 33 states and the District of Columbia.

         The Agreement provides for, among other things, the sale by FOHP to HSI of convertible subordinated surplus debentures (the "Debentures") in the initial aggregate principal amount of $30,000,000. The Debentures will (i) be convertible, at the option of HSI, into shares of Common Stock, par value $.01 per share ("New Common Stock"), of FOHP that will be available for issuance after the amendments to FOHP's Certificate of Incorporation contemplated by the Agreement are effected, which will represent 40% of FOHP's outstanding common equity (after taking into account the exercise of the Option (as defined below), the conversion of the Debentures and the exercise of all outstanding options and warrants exercisable for shares of New Common Stock), and (ii) bear interest at a rate per annum equal to the rate charged to HSI under its existing credit facility with a consortium of commercial banks (as such rate may be adjusted from time to time).

         In addition, the Agreement contemplates the grant to HSI of an option (the "Option"). The Option will be exercisable for shares of New Common Stock representing 11% of FOHP's outstanding common equity (after taking into account the exercise of the Option, conversion of the Debentures and the exercise of all outstanding options and warrants exercisable for shares of New Common Stock). The aggregate exercise price to be paid by HSI upon the exercise of the Option will be (i) either $8,250,000 or, under certain circumstances, $11,250,000, minus, in either case, (ii) the product of $3.93 multiplied by the number of shares of New Common Stock purchased by HSI in the Purchase Offer (as defined below) or redeemed by FOHP in the FOHP Offer (as defined


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below). If the Option is exercised by HSI, the proceeds may be distributed to the shareholders of FOHP (other than HSI) as a dividend, provided certain events set forth in the Agreement take place.

         The Agreement also provides that, shortly after the closing of the Agreement, HSI will either (i) make a pro rata offer to all shareholders of FOHP to purchase up to 857,284 shares of New Common Stock at a per share value of $21.43 (the "Purchase Offer"), or (ii) require FOHP to offer to repurchase from all shareholders of FOHP for cash (which cash shall have been provided by HSI for convertible debentures having terms substantially similar to the terms of the Debentures), up to 857,284 shares of New Common Stock at a per share price of $21.43 (the "FOHP Offer").

         According to the terms of the Agreement, after January 1, 1999, but prior to May 31, 1999, HSI will initiate an offer to FOHP's shareholders pursuant to which all shareholders of FOHP will be entitled to exchange their shares of New Common Stock for (i) Class A Common Stock of HSI (or the common stock of a successor corporation of HSI), or, at HSI's option, (ii) cash. The amount of consideration a shareholder of FOHP will receive for each share of New Common Stock offered for exchange will be agreed upon by FOHP and HSI or, if no such agreement can be reached, determined by an independent appraisal of the New Common Stock; provided however, that if FOHP's revenues exceed $62,500,000 for the quarter preceding HSI's offer, the value that a shareholder will receive for one share of New Common Stock will, at the very least, reflect an aggregate valuation of FOHP of $75,000,000.

         The Agreement also contemplates that FOHP and HSI will enter into a General Administrative Services Management Agreement, pursuant to which HSI will be engaged to manage all of FOHP's administrative services. Further, HSI may, at its option, enter into a Management Information Systems and Claims Processing Services Management Agreement with FOHP, pursuant to which HSI would provide claims processing, record keeping and data processing services to all of the health plans offered, or to be offered, by FOHP's subsidiaries.

         As a condition to closing, FOHP is required to amend its Certificate of Incorporation to, among other things, (i) delete each class of FOHP Common Stock currently authorized thereunder, and substitute therefor 110,000,000 shares of capital stock consisting of 100,000,000 shares of Common Stock, par value $.01 value per share, and 10,000,000 shares of Preferred Stock, par value $1.00 per share; (ii) eliminate the special shareholder voting rights contained therein with respect to matters such as mergers, consolidations, sales of all or substantially all


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the assets of FOHP and any alteration, repeal or amendment of the Certificate of
Incorporation or By-laws of FOHP or of any subsidiary thereof; (iii) provide preemptive rights to the holders of New Common Stock; (iv) delete the provision contained therein which requires that holders of FOHP Common Stock vote for the nominees to the Board of Directors of FOHP (the "FOHP Board") as designated by the boards of directors of the subsidiaries of FOHP that operate, or were formed to operate, as HMOs (each an "Operating Subsidiary"); (v) permit HSI to purchase shares of capital stock issued by FOHP; (vi) alter the restrictions on transfer provisions contained therein so that provider shareholders may sell shares of New Common Stock to any Operating Subsidiary provider or to HSI without first having to offer such shares to specific providers; (vii) provide HSI and FOHP with certain rights of first refusal with respect to the offer and sale of shares of FOHP capital stock by the holders thereof; (viii) require that each acute care institution subject to the covenants currently contained therein with respect to the enrollment of the acute care institution's employees in a FOHP-NJ plan, offer a FOHP-NJ plan to its employees after the expiration of the covenants if the FOHP plan has terms at least as favorable in all material respects to the employees of the acute care institution as those contained in another plan to be offered to such employees; (ix) provide for cumulative voting in connection with the election of directors; (x) delete current provisions with respect to the composition of the FOHP Board; and (xi) provide that certain business combinations involving FOHP may only be effected if approved by the affirmative vote of at least 66-2/3% of the voting power of FOHP's outstanding capital stock. Upon the filing of FOHP's Certificate of Incorporation, as proposed to be amended, with the Office of the Secretary of State, State of New Jersey, each outstanding share of FOHP Common Stock will automatically convert into one share of New Common Stock.

         FOHP also is required under the Agreement to amend its By-laws to, among other things, (i) set forth the percentage of the Board which is required to be designated by HSI and the nomination process for directors who are not HSI designees; (ii) include a requirement that at least 80% of the directors serving on the FOHP Board must approve specified transactions and a requirement that a majority of the non-HSI designated directors must approve specified transactions involving HSI; and (iii) provide that certain sections of the By-laws may only be altered, amended or repealed by the shareholders of FOHP.

         Similarly, FOHP-NJ is required under the Agreement to amend its Certificate of Incorporation to delete the provisions contained therein with respect to the composition of the Board of Directors of FOHP-NJ (the "FOHP-NJ Board"). FOHP-NJ also is required to amend its By-laws to, among other things,
(i) require that the FOHP-NJ Board shall be comprised of the persons who are elected to the FOHP Board; (ii) include a requirement that at

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least 80% of the directors serving on the FOHP-NJ Board must approve specified transactions and a requirement that a majority of the non-HSI designated directors must approve specified transactions involving HSI; and
(iii) provide that any proposed amendment to the By-laws relating to the composition of the FOHP-NJ Board and committee membership shall require the approval of a majority of non-HSI designees to the FOHP-NJ Board.

         Subject to the approval of the shareholders of FOHP and the approval of the New Jersey Departments of Banking and Insurance and Health and Senior Services of the transactions contemplated by the Agreement, and the satisfaction of certain other conditions to closing, the closing of the purchase and sale of the Debentures shall occur on (i) the later of (a) December 16, 1996 or (b) two business days after the satisfaction or waiver of all conditions to the closing set forth in the Agreement, or (ii) such other date as shall be agreed upon by FOHP and HSI.

         Resignation of Acting President and Chief Executive Officer of FOHP, Inc. - Effective December 13, 1996, John W. Rohfritch has resigned as acting President and Chief Executive Officer of each of FOHP and FOHP-NJ to assume the position of President and Chief Executive Officer of HealthChoice, an HMO based in Hartford, Connecticut. Mr. Rohfritch has served as acting President and Chief Executive Officer of FOHP and FOHP-NJ since June 28, 1996. FOHP is currently interviewing applicants to replace Mr. Rohfritch.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FOHP, Inc.
                                              -----------------
                                               (Registrant)




                                        By: /s/ Donald Parisi
                                            ------------------------------------
                                            Donald Parisi
                                            Senior Vice President, Legal Affairs
                                            and General Counsel

Date:  December 3, 1996



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